                                                                      EX-99.B11



                        INDEPENDENT AUDITORS' CONSENT


The Board of Directors and Shareholders
Stagecoach Funds, Inc.:


We consent to the incorporation by reference in the Stagecoach Funds, Inc. Post-Effective Amendment No. 19 to the Registration Statement Number 33-42927 on Form N-1A under the Securities Act of 1933 and Amendment No. 20 to the Registration Statement Number 811-6419 on Form N-1A under the Investment Company Act of 1940 of our report dated February 17, 1995, on the financial statements and financial highlights of the Asset Allocation Fund, California Tax-Free Bond Fund, California Tax-Free Income Fund, Corporate Stock Fund, Diversified Income Fund, Ginnie Mae Fund, Growth and Income Fund, Short-Intermediate U.S. Government Income Fund, U.S. Government Allocation Fund and Variable Rate Government Fund (ten of the funds comprising Stagecoach Funds, Inc.) for the year ended December 31, 1994, which report has been incorporated by reference in the Statement of Additional Information.

We also consent to the inclusion of our report dated February 17, 1995, on the financial statements and financial highlights of the Asset Allocation Fund, California Tax-Free Bond Fund, California Tax-Free Money Market Fund, Money Market Fund, Municipal Income Fund, Strategic Growth Fund, U.S. Government Income Fund, U.S. Treasury Money Market Fund and Variable Rate Government Fund (nine of the funds, comprising Overland Express Funds, Inc.) for the year ended December 31, 1994, which report has been included in the Statement of Additional Information.

We also consent to the reference to our firm under the heading "Financial Highlights" in the prospectus and "Independent Auditors" in the Statement of Additional Information incorporated by reference into the prospectus.


                                        /s/ KPMG PEAT MARWICK LLP


San Francisco, California
December 15, 1995